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                                                                  EXHIBIT 2.16

                       AMENDMENT NO. 1 TO MERGER AGREEMENT

                  AMENDMENT, dated as of May 20, 1998, by and among Office Centre Corporation, a Delaware corporation, Office Centre Sacaramento, a Delaware corporation, Sierra Office Systems and Products Inc., a
California corporation, Michael Kipp, John E. Kipp and Rose Marie Kipp.

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the parties hereto are parties to that certain merger agreement, dated as of April 23, 1998 (the "Original Agreement"); and

                  WHEREAS, the parties desire to amend the Original Agreement in accordance with the terms set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. EXHIBIT 7.2(b)(i) - MICHAEL KIPP. Section 3(c) of Exhibit 7.2(b)(i) to the Original Agreement with respect to Michael Kipp is hereby deleted in its entirety and replaced with the following:

                  "Stock options for 50,000 shares (after giving effect to any reverse stock split of the Company's shares of Common Stock), exercisable at the initial public offering price of the Company, for a period of 10 years from the date of grant, which vest ratably over a three year period. Other stock options may be granted yearly in the discretion of the Company's Compensation Committee and approved by the Board of Directors of the Company. In the event that the Executive is terminated other than for cause, death or disability, the options shall immediately vest."

                  2. The Original Agreement, as hereby amended, shall remain in full force and effect.

                  3. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.


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                  IN WITNESS WHEREOF, the parties have executed and delivered this instrument as of the date and year first above written.

                                       OFFICE CENTRE CORPORATION


                                       By:/s/ Robert J. Gillon, JR.
                                           -------------------------------------
                                             Robert J. Gillon, Jr.


                                       OFFICE CENTRE SACRAMENTO


                                       By:/s/ Robert J. Gillon, Jr.
                                          -------------------------------------
                                             Robert J. Gillon, Jr.


                                       SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.


                                       By:/s/ Michael Kipp
                                          -------------------------------------
                                          Michael Kipp, President



                                          /s/ Michael Kipp
                                          -------------------------------------
                                              Michael Kipp



                                          /s/ Jack Kipp
                                          -------------------------------------
                                             Jack Kipp



                                           /s/ Rose Marie Kipp
                                          -------------------------------------
                                          Rose Marie Kipp